AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT
     THIS AMENDMENT (the “Amendment”) effective as of the 9th day of January 2006, hereby amends that certain Exclusive License Agreement made as of April 23, 1997 (the “Agreement”), as amended, by and between Hospira, Inc., as assignee of Abbott Laboratories, with its principal office at 275 North Field Drive, Lake Forest, Illinois 60045 (“Hospira”), and BioTime, Inc., with its principal office at 6121 Hollis Street, Emeryville, CA 94608 (“BioTime”).
R E C I T A L S
     A. Pursuant to the Agreement, Hospira licenses from BioTime certain intellectual property rights for the manufacture and sale of the Product (as defined in the Agreement) in the Territory (as defined in the Agreement).
     B. Hospira and BioTime desire to expand the Territory to include Mexico and all countries of Central America and South America and Australia to extend the benefits of the Agreement to such additional countries, and to modify certain terms of the Agreement.
A G R E E M E N T S
     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein and in the Agreement, the parties agree to amend the Agreement as follows:
Article 1. Amendments
     The following terms and provisions of the Agreement are hereby being amended and supplemented as follows:
     1.1 Section 1(e) of the Agreement is hereby amended by adding the following sentences to the end of the existing provision:
With respect to references in the Agreement to “FDA”, for purposes of the portion of the Territory that is the United States, its territories and possessions (including Puerto Rico), such references shall mean the United States Food and Drug Administration and any successor entity thereto. For purposes of every other country, references in the Agreement to “FDA” shall mean the applicable governmental authority or agency charged with authorizing the marketing, promotion and placing on the market of pharmaceutical products in such country of the Territory.
     1.2 Section 1(j) of the Agreement is hereby amended by adding the following as the last sentence:

“The definition of Licensed Patents shall also include all counterparts of any patents identified in (i) through (v) above pertaining to Normothermic Use of the Product.”
     1.3 Section 1(r) of the Agreement is hereby amended to read as follows:
“Territory” means the United States, its territories and possessions (including Puerto Rico), Canada, Mexico and all countries of Central America, South America, and Australia.”
     1.4 Section 1(v) is hereby added to the Agreement as follows:
“Non-U.S./Canada Territory” means Mexico and all countries of Central America, South America, and Australia.
     1.5 Section (2)(a) of the Agreement is hereby amended by adding the following as the second-to-last sentence:
“Licensor hereby acknowledges that Hospira is permitted to sell Product through Third Persons acting as Hospira’s distributor in various countries of the Non-US/Canada Territory.”
     1.6 For purposes of clarification, no milestone payments shall be due and payable under Section 3(a) and Exhibit C with respect to any approval, sale or other event regarding a country in the Non-U.S./Canada Territory.
     1.7 Notwithstanding any provision to the contrary in the Agreement, including Sections 1(m) and 5(f), in countries of the Non-US/Canada Territory where Hospira does not sell direct but rather through a distributor that is not an Affiliate of Hospira, the Net Sales used to calculate License Fees and Royalties shall be based on Hospira’s transfer price to the distributor and not on the distributor’s resale price to the end customer.
     1.8 The parties agree that Sections 8(b), (c) and (d) of the Agreement shall apply on a country-by-country basis such that Hospira’s decision not to market shall be made on a country-by-country basis prior to the first sale of the Product in a country of the Territory, or thirty (30) days after approval by the applicable governmental authority or agency of such country, whichever comes first, and that the termination of the Exclusive License and reversion back to Licensor, as well as Hospira’s obligation to sell Product to Licensor under a Product Standby Contract Manufacturing Agreement, shall apply on a country-by-country basis.
     1.9 Section 9(b) of the Agreement is hereby amended by adding the following as the last sentence:
“Hospira shall use appropriate symbols or indications of trademark registration or non-registration in the Non-U.S./Canada Territory.”

     1.10 Sections 11(b) and 11(c) of the Agreement are hereby amended generally such that Hospira shall be the responsible party for defining a program to obtain regulatory approvals of New Products in the Non-U.S./Canada Territory and for obtaining such regulatory approvals, including management of the regulatory process for such New Products.
     1.11 Section 12(e) of the Agreement is hereby amended by updating Hospira’s address as follows:
Hospira, Inc.
275 North Field Drive
Dept. 9754; Bldg. H-1
Lake Forest, Illinois 60045
Attention: Risk Management
     1.12 Notwithstanding anything to the contrary contained in the Agreement, including, but not limited to, Section 12(c)(i), Hospira shall be solely responsible for preparing, filing and obtaining approval of all applications in countries of the Non-U.S./Canada Territory that are of the same nature as FDA Applications.
     1.13 Section 17 of the Agreement is hereby amended by updating Hospira’s address as follows:
Hospira, Inc.
275 North Field Drive
Dept. NLEG, Bldg. H-1
Lake Forest, Illinois 60045
Attn: Senior Vice President, Secretary and General Counsel
With a copy to: Senior Vice President, Commercial Operations
Dept. 096J, Bldg. H-1
     1.14 Notwithstanding anything to the contrary contained in the Agreement, including, but not limited to, Section 7(d) and Section 12(c)(i), Hospira, at its sole cost and expense, shall be responsible for obtaining all regulatory approvals required to make, have made, use, sell, offer to sell and import the Product in packaging containing two liters of Product (net contents) or less in countries of the Non-U.S./Canada Territory for Normothermic Use other than Total Body Washout. All regulatory approvals in the Non-U.S./Canada Territory, including any modifications of such approvals, will be in the name of and owned by Hospira. In the Non-U.S./Canada Territory, Hospira shall (i) conduct all laboratory studies and tests, (ii) conduct all clinical studies and tests, (iii) prepare and file all applications, reports, and documents, and (iv) take such other actions, and pay all fees, taxes, and assessments necessary to obtain and maintain in effect all such regulatory approvals. Hospira will keep Licensor informed on the status of the submitted regulatory applications and regulatory approvals. Hospira shall provide BioTime, at BioTime’s request, with copies of all clinical trial data and safety data relating to the Product. If Hospira becomes aware of the occurrence of any adverse event relating to the Product, Hospira will give BioTime prompt notice of the occurrence of the adverse event, including all relevant clinical information available to Hospira. Licensor shall have the right at any time after December 31, 2007, upon notice to Hospira, to delete from that part of the Non-U.S./Canada Territory any or all countries in which Hospira has not taken the actions described in clauses (iii) and (iv) above.
Article 2. Miscellaneous
     2.1 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument.
     2.2 Entire Agreement. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter hereof.
     2.3 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and permitted assigns.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

HOSPIRA, INC.
By:

BIOTIME, INC.
By: